EXHIBIT 3.3

MF ACQUISITION CORPORATION

BYLAWS

ARTICLE I

OFFICES

Section 1.1.  Offices.  The registered office shall be in the State of Delaware.  The Corporation also may have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II

MEETINGS OF STOCKHOLDERS

Section 2.1.  Annual Meeting.  The annual meeting of the stockholders of the Corporation shall be held on such date, at such time, and at such place within or without the State of Delaware as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  In lieu of holding an annual meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion determine that any annual meeting of stockholders may be held solely by means of remote communication.

Section 2.2.  Special Meetings.  Special meetings of the stockholders of the Corporation shall be held on such date, at such time, and at such place as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  In lieu of holding a special meeting of stockholders at a designated place, the Board of Directors may, in its sole discretion, determine that any special meeting of stockholders may be held solely by means of remote communication.

Section 2.3.  Notice of Meetings and Record Date.  (a)  Notices of meetings of the stockholders shall state the place, if any, date, and hour of the meeting, and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting.  In the case of a special meeting, the notice shall state the purpose or purposes for which the meeting is called.  No business other than that specified in the notice thereof shall be transacted at my special meeting.  Notice to stockholders may be given in writing or by electronic transmission as permitted by subsection

(b) of this Section 2.3.  If given in writing, notice may be delivered personally or by mailing such notice in a postage prepaid envelope directed to each stockholder at such stockholder’s address as it appears in the records of the Corporation.  Notice shall be given to each stockholder entitled to vote at such meeting not fewer than ten days or more than sixty days before the date of the meeting.  Notice of any meeting of stockholders need not be given to any stockholder if waived by such stockholder in writing or by electronic transmission, whether before or after such meeting is held: provided, however, that if such waiver is by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder.

(b)                                 Any notice to stockholders given by the Corporation shall be effective if given by a form of electronic transmission consented to by the stockholder to whom the notice is given.  Notice given pursuant to this subsection shall be deemed given: (1) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice; (2) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (3) if by posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (A) such posting and (B) the giving of such separate notice; and (4) if by any other form of electronic transmission, when directed to the stockholder.  An affidavit of the secretary or an assistant secretary or of the transfer agent or other agent of the Corporation that the notice has been given by a form of electronic transmission shall, in the absence of fraud, be prima facie evidence of the facts stated therein.

(c)                                  In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty or fewer than ten days before the date of such meeting.  If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at any meeting of stockholders or my adjournment thereof shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business an the day next preceding the day on which the meeting is held.

Section 2.4.  Quorum and Adjournment.  Except as otherwise required by law, by the Certificate of Incorporation of the Corporation, or by these Bylaws, the presence, in person or represented by proxy, of the holders of a majority of the aggregate voting power of the stock issued and outstanding, entitled to vote thereat, shall constitute a quorum for the transaction of business at all meetings of the stockholders.  If such majority shall not be present or represented at any meeting of the stockholders, the stockholders present, although less than a quorum shall have the power to adjourn the meeting to another time and place.

Section 2.5.  Adjourned Meetings.  When a meeting is adjourned to another time and place, if any, unless otherwise provided by these Bylaws, notice need not be given of the adjourned meeting if the time, place, if any, thereof and the means of remote communication, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such adjourned meeting, are announced at the meeting at which the adjournment is taken.  At the adjourned meeting the stockholders may transact any business that might have been transacted at the original meeting.  A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of such meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.  If an adjournment is for more than 30 days or, if after an adjournment, a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting.

Section 2.6.  Vote Required.  Except as otherwise provided by law or by the Certificate of Incorporation:

(a)                                  Directors shall be elected by a plurality of the votes present in person or represented by proxy at a meeting of the stockholders and entitled to vote in the election of directors, and

(b)                                 Whenever any corporate action other than the election of Directors is to be taken, it shall be authorized by a majority in voting power of the shares present in person or represented by proxy at a meeting of stockholders and entitled to vote on the subject matter.

Section 2.7.  Manner of Voting.  At each meeting of stockholders, each stockholder having the right to vote shall be entitled to vote in person or by proxy.  Proxies need not be filed with the Secretary of the Corporation until the meeting is called to order, but shall be filed before being voted.  Each stockholder shall be entitled to vote each share of stock having voting power registered in such stockholder’s name on the books of the Corporation on the record date fixed for determination of stockholders entitled to vote at such meeting.

Section 2.8.  Remote Communication.  For the purposes of these Bylaws, if authorized by the Board of Directors in its sole discretion, and subject to such guidelines and procedures as the Board of Directors may adopt, stockholders and proxyholders may, by means of remote communication:

(A)                              participate in a meeting of stockholders; and

(B)                                be deemed present in person and vote at a meeting of stockholders whether such meeting is to be held at a designated place or solely by means of remote communication, provided that (i) the Corporation shall implement reasonable measures to verify that each person deemed present and permitted to vote at the meeting by means of remote communication is a stockholder or proxyholder, (ii) the Corporation shall implement reasonable measures to provide such stockholders and proxyholders a reasonable opportunity to participate in the meeting and to vote on matters submitted to the stockholders, including an opportunity to read or hear the proceedings of the meeting substantially concurrently with such proceedings, and (iii) if any stockholder or proxyholder votes or takes other action at the meeting by means of remote communication, a record of such vote or other action shall be maintained by the corporation.

Section 2.9.  Stockholder Action Without a Meeting.  (a)  Except as otherwise provided by law or by the Certificate of Incorporation, my action required to be taken at any meeting of stockholders of the Corporation, or any action that may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice, and without a vote, if a consent or consents in writing setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book or books in which meetings of stockholders are recorded; provided, however, that delivery made to the Corporation’s registered office in the State of Delaware shall be by hand or by certified mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written or electronic consent shall be given to those stockholders who have not consented in writing or through electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of the holders to take the action were delivered to the Corporation.

(b)                                 A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, or by a person or persons authorized to act for a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of these Bylaws, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (A) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder or proxyholder and (B) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission.  The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed.  No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to a Corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested.  Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the Corporation or to an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent, and in the manner provided by resolution of the Board of Directors of the Corporation.

(c)                                  Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing.

(d)                                 In order to determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directions.  If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in the manner set forth in subsections (a) and (b) of this Section 2.9.  If no record date has been fixed by the Board of Directors and prior action of the Board of Directors is required by applicable law, the Certificate of Incorporation, or these Bylaws, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

ARTICLE III

DIRECTORS

Section 3.1.  Number.  The number of directors that shall constitute the whole Board of Directors initially shall be seven (7), and thereafter shall be no fewer than one (1)

and no greater than twenty (20), the exact number of directors to be determined from time to time by resolution adopted by the Board of Directors.

Section 3.2.  Powers.  The Board of Directors shall exercise all of the powers of the Corporation except such as are by applicable law, by the Certificate of Incorporation of this Corporation, or by these Bylaws conferred upon or reserved to the stockholders of any class or classes or series thereof.

Section 3.3.  Resignations and Removal.  (a)  Any Director may resign at any time by giving written notice in writing or by electronic transmission to the Board of Directors or the Secretary; provided, however, that such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the director.  Such resignation shall take effect at the date of receipt of such notice or at any later time specified therein.  Acceptance of such resignation shall not be necessary to make it effective.

(b)                                 Except as otherwise may be provided in the Certificate of Incorporation, any director or the entire Board of Directors may be removed with or without cause, by the holders of a majority of shares of capital stock of the Corporation entitled to vote in the election of directors.

Section 3.4.  Annual Meetings.  The Board of Directors shall meet each year immediately following the annual meeting of stockholders, at the place where such meeting of stockholders has been held, or at such other place as shall be fixed by the person presiding over the meeting of the stockholders, for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.  In the event that in any year Directors are elected by written consent in lieu of an annual meeting of stockholders, the Board of Directors shall meet in such year as soon as practicable after receipt of such written consent by the Corporation at such time and place as shall be fixed by the Chairman of the Board for the purpose of election of officers and consideration of such other business as the Board of Directors considers relevant to the management of the Corporation.

Section 3.5.  Regular Meetings.  Regular meetings of the Board of Directors shall be held on such dates and at such times and places, within or without the State of Delaware, as shall from time to time be determined by the Board of Directors, such determination to constitute the only notice of such regular meetings to which any director shall be entitled.  In the absence of any such determination, such meetings shall be held at such times and places, within or without the State of Delaware, as shall be designated by the Chairman of the Board on not less than twenty-four hours’ notice to each Director, given verbally or in writing, whether personally, by telephone (including by message or recording device), by facsimile transmission, by mail, by telegram, or by telex, or on not less than three (3) calendar days’ notice to each Director given in writing by mail.

Section 3.6.  Special Meetings.  Special meetings of the Board of Directors shall be held at the call of the Chairman of the Board at such times and places, within or without the State of Delaware, as he or she shall designate, on not less than twenty-four hours’ notice to each Director, given verbally or in writing, whether personally, by telephone (including by message or recording twice), by facsimile transmission, by email, by telegram, or by telex, or on not less than three (3) calendar days’ notice to each Director given in writing by mail.  Special meetings shall be called by the Secretary on like notice at the written request of a majority of the Directors then in office.

Section 3.7.  Quorum and Powers of a Majority.  At all meetings of the Board of Directors and of each committee thereof, a majority of the members of the Board of Directors or of such committee shall be necessary and sufficient to constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of the Board of Directors or such committee, unless by express provision of law, of the Certificate of Incorporation, or of these Bylaws, a different vote is required, in which case such express provision shall govern and control.  In the absence of a quorum, a majority of the members present at any meeting may, without notice other than announcement at the meeting adjourn such meeting from time to time until a quorum is present.

Section 3.8.  Waiver of Notice.  Notice of any meeting of the Board of Directors, or any committee thereof, need not be given to any member if waived by him or her in writing or by electronic transmission, whether before or after such meeting is held, or if he or she shall sign the minutes or attend the meeting except that if such Director attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened, then such Director shall not be deemed to have waived notice of such meeting.  If waiver of notice is given by electronic transmission, such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the Director.

Section 3.9.  Manner of Acting.  (a)  Members of the Board of Directors, or any committee thereof, may participate in any meeting of the Board of Directors or such committee by means of conference telephone or other communications equipment by means of which all persons participating therein can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting.

(b)                                 Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting if all members of the

Board of Directors or such committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or such committee; provided, however, that such electronic transmission or transmissions must either set forth or be submitted with information from which it can be determined that the electronic transmission or transmissions were authorized by the Director.  Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

Section 3.10.  Committees.  The Board of Directors may designate one or more committees, each committee to consist of one or more Directors, which to the extent provided in said resolution or resolutions shall have and may exercise the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation (including the power and authority to designate other committees of the Board of Directors); provided, however, that no such committee shall have the power or authority in reference to the following matters: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to stockholders for approval or (ii) adopting, amending, or repealing any Bylaw of the Corporation.  The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member of the committee.  In the absence or disqualification of a member of a committee, the member or members present at any meeting of such committee and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in place of such absent or disqualified director.

Section 3.11.  Committee Procedure, Limitations of Committee Powers.  (a)  Except as otherwise provided by these Bylaws, each committee shall adopt its own rules governing the time, place, and method of holding its meetings and the conduct of its proceedings and shall meet as provided by such rules or by resolution of the Board of Directors.  Unless otherwise provided by these Bylaws or any such rules or resolutions, notice of the time and place of each meeting of a committee shall be given to each member of such committee as provided in Section 3.6 of Article III of these Bylaws with respect to notices of special meetings of the Board of Directors.

(b)                                 Each committee shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.

(c)   Any member of any committee may be removed from such committee either with or without cause, at any time, by the Board of Directors at any meeting thereof.  Any vacancy in any committee shall be filled by the Board of Directors in the manner prescribed by the Certificate of Incorporation or these Bylaws for the original appointment of the members of such committee.

Section 3.12.  Vacancies and Newly-Created Directorship.  Unless otherwise provided in the Certificate of Incorporation or in these Bylaws, vacancies and newly-crated directorships resulting from any increase in the authorized number of Directors may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining director.  Unless otherwise provided in the Certificate of Incorporation or these Bylaws, when one or more Directors shall resign from the Board, effective at a future date, a majority of directors then in office, including those who have resigned, shall have the power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective.

Section 3.13.  Compensation.  (a)  The Board of Directors, by a resolution or resolutions, may fix, and from time to time change, the compensation of Directors.

(b)  Each Director shall be entitled to reimbursement from the Corporation for his or her reasonable expenses incurred with respect to duties as a member of the Board of Directors or any committee thereof.

(c)  Nothing contained in these Bylaws shall be construed to preclude any Director from serving the Corporation in any other capacity and from receiving compensation from the Corporation for service rendered to it in such other capacity.

ARTICLE IV

OFFICERS

Section 4.1.  Number.  The officers of the Corporation shall include a President, one or more Vice Presidents (including one or more Executive Vice Presidents and one or more Senior Vice Presidents if deemed appropriate by the Board of Directors), a Secretary, and a Treasurer.  The Board of Directors also shall elect a Chairman of the Board and may elect a Vice Chairman of the Board.  The Board of Directors also may elect such other officer as the Board of Director may from time to time deem appropriate or necessary.  Except for the Chairman of the Board and the Vice Chairman of the Board, none of the officers of the Corporation need be a director of the Corporation.  Any two or more offices may be held by the same person to the extent permitted by the General Corporation Law of the State of Delaware.

Section 4.2.  Election of Officers, Qualification and Term.  The officers of the Corporation shall be elected from time to time by the Board of Directors and, except as may otherwise be expressly provided in a contract of employment duly authorized by the Board of Directors, shall hold office at the pleasure of the Board of Directors.

Section 4.3.  Removal.  Any officer elected by the Board of Directors may be removed, either with or without cause, by the Board of Directors at any meeting thereof, or to the extent delegated to the Chairman of the Board, by the Chairman of the Board.

Section 4.4.  Resignations.  Any officer of the Corporation may resign at any time by giving notice in writing or by electronic transmission to the Board of Directors or to the Chairman of the Board; provided, however, that such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the officer.  Such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

Section 4.5.  Salaries.  The salaries of all officers of the Corporation shall be fixed by the Board of Directors from time to time, and no officer shall be prevented from receiving such salary by reason of the fact that he or she also is a Director of the Corporation.

Section 4.6.  The Chairman of the Board.  The Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Chairman of the Board.  The Chairman of the Board shall preside at meetings of the stockholders and of the Board of Directors.

Section 4.7.  Vice Chairman of the Board.  The Vice Chairman of the Board shall have the powers and duties customarily and usually associated with the office of the Vice Chairman of the Board.  In the case of absence or disability of the Chairman of the Board, the Vice-chairman of the Board shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.8.  The President.  The President shall be the chief executive officer of the Corporation.  The President shall have, subject to the supervision, direction, and control of the Board of Directors, the general powers and duties of supervision, direction, and management of the affairs and business of the Corporation customarily and usually associated with the position of chief executive officer, including, without limitation, all powers necessary to direct and control the organizational and reporting relationships within the Corporation.  If at any time the office of the Chairman of the Board and the Vice Chairman of the Board shall not be filled, or in the event of the temporary absence or disability of the Chairman of the Board and the Vice Chairman of the Board, the President shall perform the duties and exercise the powers of the Chairman of the Board.

Section 4.9.  The Vice Presidents.  Each Vice President shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President.

Section 4.10.  The Secretary and Assistant Secretaries.  (a)  The Secretary shall attend meetings of the Board of Directors and meetings of the stockholders and record all votes and minutes of all such proceedings in a book kept for such purpose.  The Secretary shall have all such further powers and duties as are customarily and usually associated with the position of Secretary or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President.

(b)                                 Each Assistant Secretary shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, the President, or the Secretary.  In the case of absence or disability of the Secretary, the Assistant Secretary designated by the President (or, in the absence of such designation, by the Secretary) shall perform the duties and exercise the powers of the Secretary.

Section 4.11.  The Treasurer and Assistant Treasurers.  (a)  The Treasurer shall have custody of the Corporation’s funds and securities, shall be responsible for maintaining the Corporation’s accounting records and statements, shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation, and shall deposit or cause to be deposited moneys or other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors.  The Treasurer also shall maintain adequate records of all assets, liabilities, and transactions of the Corporation and shall assure that adequate audits thereof are currently and regularly made.  The Treasurer shall have all such further powers and duties as are customarily and usually associated with that position of Treasurer or as may from time to time be assigned to him or her by the Board of Directors, the Chairman of the Board, or the President.

(b)                                 Each Assistant Treasurer shall have such powers and perform such duties as may from time to time be assigned to him or her by the Board of Directors, the President, or the Treasurer.  In the case of absence or disability of the Treasurer, the Assistant Treasurer designated by the President (or, in the absence of such designation, by the Treasurer) shall perform the duties and exercise the powers of the Treasurer.

ARTICLE V

STOCK

Section 5.1.  Certificates.  The shares of capital stock of the Corporation shall be represented by certificates, unless the Board of Directors provides by resolution or resolutions that some or all of the shares of any class or classes, or series thereof, of the Corporation’s capital stock shall be uncertificated.  Notwithstanding the adoption of any such resolution or resolutions by the Board of Directors providing for uncertificated shares, to the extent required by law, every holder of capital stock of the Corporation represented by certificates, and upon request, every holder of uncertificated shares, shall be entitled to a certificate representing such shares.  Certificates for shares of stock of the Corporation shall be issued under the seal of the Corporation, or a facsimile thereof, and shall be numbered and shall be entered in the books of the Corporation as they are issued.  Each certificate shall bear a serial number, shall exhibit the holder’s name and the number of shares evidenced thereby, and shall be signed by the Chairman of the Board or a Vice Chairman, if any, or the President or any Vice President, and by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer.  Any or all of the signatures on the certificate may be a facsimile.  In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person or entity were such officer, transfer agent, or registrar at the date of issue.

Section 5.2.  Transfers.  Transfers of stock of the Corporation shall be made on the books of the Corporation only upon surrender to the Corporation of a certificate (if any) for the shares duly endorsed or accompanied by proper evidence of succession, assignment, or authority to transfer, provided, however, that such succession, assignment, or transfer is not prohibited by the Certificate of Incorporation, these Bylaws, applicable law, or contract.  Thereupon, the Corporation shall issue a new certificate (if requested) to the person entitled thereto, cancel the old certificate (if any), and record the transaction upon its books.

Section 5.3.  Lost, Stolen, or Destroyed Certificates.  Any person claiming a certificate of stock to be lost, stolen, or destroyed shall make an affidavit or an affirmation of that fact, and shall give the Corporation a bond of indemnity in satisfactory form and with one or more satisfactory sureties, whereupon a new certificate (if requested) may be issued of the same tenor and for the same number of shares as the one alleged to be lost, stolen, or destroyed.

Section 5.4.  Renewed Stockholders.  The names and addresses of the holders of record of the shares of each class and series of the Corporation’s capital stock, together with the number of shares of each class and series held by each record holder and the date of issue of such shares, shall be entered on the books of the Corporation.  The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares as the person entitled to exercise the rights of a stockholder and shall not be bound to recognize any equitable or other claim to or interest in any such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by the General Corporation Law of the State of Delaware.

Section 5.5.  Fractional Shares.  The Corporation may, but shall not be required to, issue fractional shares of its capital stock if necessary or appropriate to effect authorized transactions.  If the Corporation does not issue fractional shares, it shall (i) arrange for the disposition of fractional interests on behalf of those that otherwise would be entitled thereto, (ii) pay in cash the fair value of fractions of a share as of the time when those who otherwise would be entitled to receive such fractions are determined, or (iii) issue scrip or warrants in registered form (either represented by a certificate or uncertificated) or in bearer form (represented by a certificate), which scrip or warrants shall entitle the holder to receive a full share upon surrender of such scrip or warrants aggregating a full share.  Fractional shares shall, but scrip or warrants for fractional shares shall not (unless otherwise expressly provided therein), entitle the holder to exercise voting rights, to receive dividends thereon, to participate in the distribution of any assets in the event of liquidation, and otherwise to exercise rights as a holder of capital stock of the class or series to which such fractional shares belong.

Section 5.6.  Additional Powers of the Board.  (a)  In addition to those powers set forth in Section 3.2 of Article III the Board of Directors shall have power and authority to make all such rules and regulations as it shall deem expedient concerning the issue, transfer, and registration of certificates for shares of stock of the Corporation, including the use of uncertificated shares of stock, subject to the provisions of the General Corporation Law of the State of Delaware, the Certificate of Incorporation, and these Bylaws.

(b)  The Board of Directors may appoint and remove transfer agents and registrars of transfers, and may require all stock certificates to bear the signature of any such transfer agent and/or any such registrar of transfers.

ARTICLE VI

INDEMNIFICATION

Section 6.1.  Indemnification.  (a)  The Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative

(hereinafter a “Proceeding”), by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of Corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise, including service with respect to an employee benefit plan (collectively, “Another Enterprise”).

(b)  The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of Another Enterprise.

Section 6.2.  Advancement of Expenses.  (a)  With respect to any person made or threatened to be made a party to any threatened, pending, or completed Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of Another Enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition (hereinafter an “advancement of expenses”); provided, however, that the payment of expenses (including attorneys’ fees) incurred by such person in advance of the final disposition of such Proceeding shall be made only upon receipt of an undertaking (hereinafter an “undertaking” by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “Final Adjudication”) that such person is not entitled to be indemnified for such expenses under this Article VI or otherwise; and further provided that with respect to a Proceeding initiated against the Corporation by a director or officer of the Corporation (including a person serving at the request of the Corporation as a director or officer of Another Enterprise), such director or officer shall be entitled under this Section to the payment of expenses (including attorneys’ fees) incurred by such person in defending any counterclaim, cross-claim, affirmative defense, or like claim of the Corporation in connection with such Proceeding in advance of the final disposition of such Proceeding only if such Proceeding was authorized by the Board of Directors of the Corporation.

(b)                                 With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of Another Enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such Proceeding in advance of its final disposition.

Section 6.3.  Contract Rights.  With respect to any person made or threatened to be made a party to any Proceeding, by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of Another Enterprise, the fights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article VI shall be contract rights.

Section 6.4.  Claims.  (a)  If a claim under Section 6.l(a) or Section 6.2(a) of this Article VI, with respect to any right to indemnification or to the advancement of expenses is not paid in full by the Corporation within sixty days after a written demand has been received by the Corporation, except in the case of a claim for an advancement of expenses by an officer or director of the Corporation, in which case the applicable period shall be twenty days, the person seeking to enforce a right to indemnification or an advancement of expenses hereunder may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim.  If successful in whole or in part in any such suit, or in a suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the person seeking to enforce a right to indemnification or an advancement of expenses hereunder or the person from whom the Corporation sought to recover an advancement of expenses shall also be entitled to be paid the reasonable expenses (including attorneys’ fees) of prosecuting or defending such suit.  In any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the Corporation shall be entitled to recover its reasonable expenses incurred in prosecuting such suit upon a Final Adjudication that the person from whom the Corporation seeks to recover an advancement of expenses has not met any applicable standard for indemnification under applicable law.

(b)                                 In any suit brought by a person seeking to enforce a right to indemnification hereunder (but not in a suit brought by a person seeking to enforce a right to an advancement of expenses hereunder) it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law.  With respect to any suit brought by a person seeking to enforce a right to indemnification hereunder (including any suit seeking to enforce a right to the advancement of expenses hereunder) or any suit brought by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), neither (i) the failure of the Corporation to have made a determination prior to commencement of such suit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor (ii) an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such suit.

(c)                                  In any suit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses hereunder, or by the Corporation to recover an advancement of expenses (whether pursuant to the terms of an undertaking or otherwise), the burden of proving that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses,  under this Article VI or otherwise shall be on the Corporation.

Section 6.5.  Non-Exclusive Rights.  The indemnification and advancement of expenses provided in this Article VI shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement vote of stockholders or disinterested directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Section 6.6.  Insurance.  The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, or agent of Another Enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article VI or otherwise.

ARTICLE VII

MISCELLANEOUS

Section 7.1.  Books and Records.  (a)  Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be kept on, or by means of or be in the form of, any information storage device or method; provided, however, that the records so kept can be converted into clearly legible paper form within a reasonable time.  Any corporation shall so convert any records so kept upon the request of any person entitled to inspect such records pursuant to the Certificate of Incorporation, these Bylaws, or the provisions of the General Corporation Law of the State of Delaware.

(b)  It shall be the duty of the Secretary or other officer of the Corporation who shall have charge of the stock ledger to prepare and make, at least ten days before every meeting of the stockholders, a complete list of the stockholders entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the stockholder’s name.  Nothing contained in this subsection (b) shall require the

Corporation to include electronic mail addresses or other electronic contact information on such list.  Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at least 10 days prior to the meeting: (i) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or (ii) during ordinary business hours, at the principal place of business of the Corporation.  In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation.  If the meeting is to be held at a place, then the list shall be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.  The meeting is to be held solely by means of remote communication, then the list shall also be open to the examination of any stockholder during the whole time of the meeting on a reasonably accessible network, and the information required to access such list shall be provided with the notice of the meeting.  The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, such list or the books of the Corporation or to vote in person or by proxy at such meeting.

(c)  Except to the extent otherwise required by law, or by the Certificate of Incorporation, or by these Bylaws, the Board of Directors shall determine from time to time whether and, if allowed, when and under what conditions and regulations the accounts and books of the Corporation, or any of them, shall be open to the inspection of the stockholders and the stockholders’ rights in respect thereof,

Section 7.2.  Voting Shares in Other Corporations.  The President or any other officer of the Corporation designated by the Board of Directors may vote any and all shares of stock or other equity interest held by the Corporation in any other corporation or other business entity, and may exercise on behalf of the Corporation any and all rights and powers incident to the ownership of such stock or other equity interest.

Section 7.3.  Record Date for Distributions and Other Actions.  In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution, or allotment of any rights, or the stockholders entitled to exercise any rights in respect of any change, conversion, or exchange of capital stock, or for the purpose of any other lawful action, except as may otherwise be provided in these Bylaws, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing such record date is adopted, and which record date shall not be more than sixty days prior to such action.  If no record date is fixed, the record date for determining stockholders for any such purpose shall be the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

Section 7.4.  Fiscal Year.  The fiscal year of the Corporation shall be such fiscal year as the Board of Directors from time to time by resolution shall determine.

Section 7.5.  Gender/Number.  As used in these Bylaws, the masculine, feminine, or neuter gender, and the singular and plural number, shall each include the other whenever the context so indicates.

Section 7.6.  Section Titles.  The titles of the sections and subsections have been inserted as a matter of reference only and shall not control or affect the meaning or construction of any of the terms and provisions hereof.

Section 7.7.  Electronic Transmission.  For purposes of these Bylaws, “electronic transmission” means any form of communication, not directly involving the physical, transmission of paper, that creates a record that may be retained, retrieved, and reviewed by a recipient thereof, and that may be directly reproduced in paper form by such a recipient through an automated process.

Section 7.8.  Amendment.  These Bylaws may be altered, amended, or repealed at any annual or regular meeting of the Board of Directors or at any special meeting of the Board of Directors if notice of the proposed alteration, amendment, or repeal be contained in written notice of such special meeting, or at any meeting of the stockholders of the Corporation.

Section 7.9.  Certificate of Incorporation.  Notwithstanding anything to the contrary contained herein, if any provision contained in these Bylaws is inconsistent with or conflicts with a provision of the Certificate of Incorporation, such provision of these Bylaws shall be superseded by the inconsistent provision in the Certificate of Incorporation to the extent necessary to give effect to such provision in the Certificate of Incorporation.

END OF BYLAWS